OLIN CORPORATION
2026 LONG TERM INCENTIVE PLAN

SHARE GRANT NOTICE

Olin Corporation (the “Company”) hereby grants to the Participant the number of Shares (“Shares”) set forth below, subject to the terms and conditions of this Share Grant Notice (this “Grant Notice”), the Share Award Agreement attached hereto (the “Agreement”), and the Olin Corporation 2026 Long Term Incentive Plan (the “Plan”). Capitalized terms used but not defined herein shall have the meaning set forth in the Agreement or the Plan, as applicable, which are incorporated herein by reference.

Participant Name:

Shares Granted:

Grant Date:

Vesting:	100% Vested on Grant Date

OLIN CORPORATION

________________________________
By:
Title:

The Participant represents that he or she is familiar with the terms and provisions of this Grant Notice, the Agreement, and the Plan, and hereby accepts the Shares subject to all the terms and provisions hereof and thereof. The Participant has reviewed this Grant Notice, the Agreement, and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to signing below, and fully understands all provisions of this Grant Notice, the Agreement, and the Plan.

PARTICIPANT

________________________________
Name:

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OLIN CORPORATION
2026 LONG TERM INCENTIVE PLAN

SHARE AWARD AGREEMENT

This Share Award Agreement (this “Agreement”) is made by and between the Company and the Participant specified in the accompanying Grant Notice, effective as of the Grant Date set forth in therein. References herein to this Agreement shall be deemed to include the Grant Notice unless the context clearly requires otherwise.

In consideration of the premises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.Grant of Shares. Effective as of the Grant Date, the Company shall grant the Participant the number of Shares set forth in the Grant Notice.

2.Incorporation by Reference, Etc. The provisions of the Grant Notice and the Plan are incorporated herein by reference. Any capitalized term not otherwise defined in this Agreement shall have the definition set forth in the Grant Notice or the Plan, as applicable. The Committee shall have final authority to interpret and construe this Agreement, the Grant Notice, and the Plan and to make all determinations hereunder or thereunder, and the Committee’s decisions shall be final, binding, and conclusive on the Participant and the Participant’s successors, assigns and representatives in respect of any questions arising under this Agreement, the Grant Notice, or the Plan. In the event of any conflict between the Plan and this Agreement or the Plan and the Grant Notice, the Plan shall control. In the event of any conflict between this Agreement and the Grant Notice, this Agreement shall control.

3.Vesting. The Shares shall be fully vested on the Grant Date.

4.General Restrictions. Delivery of Shares under this Agreement shall be subject to the following:

(a)Notwithstanding any other provision of this Agreement or the Plan to the contrary, the Company shall have no liability to deliver any Shares under this Agreement or make any other distribution of benefits under this Agreement unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)To the extent that this Agreement or the Plan provide for issuance of stock certificates to reflect the issuance of Shares, such issuance may be made on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

5.Miscellaneous.

(a)No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Agreement, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(b)No Trust or Fund Created. The Company’s obligations under this Agreement shall, at all times, be unfunded. This Agreement shall not create or be deemed to create: (i) a trust or separate fund of any kind; (ii) an interest on the part of the Participant or any other Person in any asset of the Company or any Affiliate; or (iii) a fiduciary relationship between the Company or any Affiliate and the Participant or any other Person. To the extent that the Participant or any other Person acquires a right to receive payments from the Company or any Affiliate pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(c)Company Policies. The Shares and this Agreement shall be subject to any policy of the Company applicable to such Award, regardless of when such policy is adopted.

(d)Notices. All notices, demands and other communications provided for or permitted hereunder shall be in writing and delivered in person or sent by registered or certified first-class mail, return receipt requested, telecopier, or courier service:

if to the Company:

Olin Corporation
190 Carondelet Plaza
Suite 1530
Clayton, MO 63105
Attention: Chief Legal Officer

if to the Participant, at the Participant’s last known address on file with the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

6.Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision shall be stricken, and the remainder of this Agreement shall remain in full force and effect.

7.No Right to Employment. This Agreement shall not be construed as giving the Participant the right to be retained in the employ or service of the Company or any Affiliate. Nothing in this Agreement shall limit the right of the Company or an Affiliate at any time to dismiss the Participant from employment or service, free from any liability or any claim under the Plan or this Agreement.

8.Beneficiary. The Participant may, in the manner established by the Committee and pursuant to the terms of Section 13(e) of the Plan, designate a beneficiary or beneficiaries with respect to this Agreement to exercise the rights of the Participant and to receive any property distributable upon the death of the Participant. All rights under this Agreement shall be exercisable, during the Participant’s lifetime, only by the Participant or a permitted transferee, or, if permissible under applicable law, by the Participant’s guardian or legal representative.

9.Successors. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and to the Participant and the Participant’s beneficiaries, executors, administrators, heirs, and successors.

10.Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained herein and supersede all prior communications, representations, and negotiations in respect thereto. No change, modification, or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

11.Governing Law. The validity, construction, and effect of this Agreement shall be determined in accordance with the laws of the State of Missouri, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Any legal action against the Plan, Olin, an Affiliate, or the Committee may only be brought in the Circuit Court in St. Louis County and/or the United States District Court in St. Louis, Missouri.

12.Waiver. Any failure of the Company to enforce at any time any provision of this Agreement shall not be deemed to be a waiver of such provision or any other provision of this Agreement.

13.Headings. The headings of the Sections hereof are for convenience only, are not a part of this Agreement, and shall not serve as a basis for interpreting or construing this Agreement.

14.Signature in Counterparts. The Grant Notice may be signed in multiple counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

15.Section 409A of the Code. This Agreement and all amounts payable hereunder are intended to be exempt from, or comply with, the requirements of Section 409A of the Code, and it shall be interpreted accordingly. Nevertheless, the tax treatment of any Award is not guaranteed, and none of the Company, its Affiliates, or their respective officers, directors, employees, consultants, agents, representatives or advisors shall be liable to the Participant or any other Person if any portion of this Agreement or any amount payable hereunder is subject to additional taxes, penalties, or interest under Section 409A of the Code or otherwise.

(a)Notwithstanding anything herein to the contrary, to the extent that any Award would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code and would be payable or distributable under this Agreement by reason of a Change in Control, or the Participant’s separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the circumstances giving rise to such Change in Control or separation from service meet any description or definition of “change in control event” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a change of control or separation from service, however defined. If this provision prevents the payment or distribution of any Award, such payment shall be made on the date that would have applied absent such designated event or circumstance.

(b)Notwithstanding anything herein to the contrary, if an amount payable under this Agreement constitutes non-exempt “deferred compensation” for purposes of Section 409A of the Code and would otherwise be payable by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period. For purposes hereof, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Committee, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Agreement and the Plan.
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